Exhibit 99(c)(2)

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This Exhibit has been edited solely to remove actual names of potential bidders and identifying information about a potential bidder.

[LOGO]

Presentation to:

The Special Committee of the Board of Directors of MacDermid, Incorporated

Regarding Project Deerfield

December 15, 2006

STRICTLY CONFIDENTIAL

[LOGO]

Global Markets & Investment Banking Group

Project Deerfield

Presentation to the Special Committee of the Board of Directors

Table of Contents

1. Overview of Final CSC Offer

2. Market Update

3. Process Review

4. MacDermid Valuation Considerations

Appendix

[LOGO]

Overview of Final CSC Offer

Overview of Final CSC Offer

Summary

Purchase Price Per Share	•	$35.00

Form of Consideration	•	100% Cash

Structure	•	Reverse triangular merger, in which a Newco would merge with and into MacDermid, Incorporated (“MacDermid,”or the “Company”) with MacDermid continuing as the surviving corporation

Remaining Due Diligence	•	None

Financing	•	Firm commitment from Credit Suisse for up to $1.025 billion of debt financing
	•	Commitments for contemplated equity financing of $366 million (CSC $296 million, Weston Presidio $50 million, rollover and investment by Dan Leever of $20 million)

Pre-Closing Covenants	•	Company shall conduct its business in all material respects in the ordinary course consistent with past practices prior to closing

	•	Company prohibited from taking certain specified actions prior to closing (e.g., dividends, incurring debt, acquisitions or dispositions, capex)

Key Closing Conditions	•	Hart-Scott-Rodino (“HSR”) and EU anti-trust (“ECMR”) clearances, shareholder approval, and other customary closing conditions

Drop Dead Date	•	May 31, 2007

Termination Fees	•	Reciprocal termination fee of $33 million

Signing and Announcement	•	Subject to Board approval, signing of definitive agreements and announcement of transaction expected post market close on December 15, 2006

Other Key Contractual Terms	•	To be addressed separately by Wachtell, Lipton, Rosen & Katz (“Wachtell”)

Implied Premiums and Multiples

Offer Equity and Enterprise Values

MacDermid Price	$35.00
Total Shares and Options Outstanding (1)	32.793
Gross Equity Value	$1,148
Less: Options Proceeds (2)	(46.9)
Net Equity Value	$1,101
Plus: Net Debt Assumed (3)	177
Enterprise Value	$1,278

Implied Offer Premiums

		Initial Offer	Final Offer
	Stock	Premium Implied	Premium Implied
	Prices	$32.50	$35.00

Day Prior to Public Announcement	$28.82	12.8%	21.4%

Share Price Prior to Proposal on 9/5/06:

52 Week High Close (5/5/06)	$34.90	(6.9)%	0.3%
52 Week Low Close (9/28/05)	25.70	26.5%	36.2%

30 Day Average	$27.36	18.8%	27.9%
90 Day Average	28.21	15.2%	24.1%
180 Day Average	30.03	8.2%	16.5%

1 Year Average	$29.16	11.5%	20.0%

Current Price (12/14/06)	$32.75	(0.8)%	6.9%

Implied Transaction Multiples

	MacDermid	MacDermid Multiples
Revenues	Results (4)	Pre-Announc. (5)		Offer
2006E	$839.8	1.28	x	1.52	x
2007E	883.5	1.22	x	1.45	x

EBITDA
2006E	$141.5	7.6	x	9.0	x
2007E	162.5	6.6		7.9

P/E
2007E - Management	$2.43	11.9	x	14.4	x
2007E - First Call	2.28	12.6		15.4

Note: U.S. dollars in millions, except per share data.

(1)                 Includes 30.861mm basic shares outstanding and 1.931mm in-the-money options.

(2)                 Assumes 1.931mm in-the-money options and a weighted average exercise price of $24.28.

(3)                 Based on projected December 31, 2006 debt position of $302mm and $125mm in cash per Management estimates.

(4)                 Results based on Management Case, except where noted, and adjusted to exclude non-recurring items.

(5)                 Based on MacDermid share price of $28.82 on 9/1/06. Assumes 30.861mm basic shares outstanding and 1.555mm in-the-money options with a weighted average exercise price of $22.78.

Offer Versus Pre-Announcement Trading Levels

Last Twelve Months (Prior to Announcement)

[CHART]

Source: FactSet Research Systems.

[LOGO]

Market Update

Market Update

Trading Price and Volume Since Announcement

Stock Performance and Volume Traded

[CHART]

Trading Statistics

	Trading Range Since Announcement
	$31.95 - $32.49	$32.50 - $32.99	$33.00 - $33.49	$33.50 - $33.87	$31.95 - $33.87

# Shares Traded	2,328,600	5,784,800	1,957,800	436,500	10,507,700

% of Total Volume	22.2%	55.1%	18.6%	4.2%	100%

% of Total Shares Outstanding	7.5%	18.7%	6.3%	1.4%	34.0%

Weighted Avg Price	$32.29	$32.67	$33.24	$33.56	$32.68

Note: Reflects price and volume traded September 5, 2006 – December 14, 2006. Source: FactSet Research Systems.

Changes in Shareholder Profile

Top 20 Institutional Shareholders as of 9/30/2006 (latest available)

	Pre-	Post-
	Announcement	Announcement		% Held as
Institution	(6/30/06)	(9/30/06)	Change	of 9/30/06
Royce & Associates LLC	2,199,121	2,004,021	(195,100)	6.49%
Columbia Management Advisors, Inc.	1,897,569	1,871,451	(26,118)	6.06%
T. Rowe Price Associates, Inc. (MD)	2,448,782	1,840,282	(608,500)	5.96%
PRIMECAP Management Co.	1,710,150	1,710,150	0	5.54%
Artisan Partners LP	1,348,700	1,452,400	103,700	4.71%
Barclays Global Investors NA (CA)	1,307,359	1,211,964	(95,395)	3.93%
Perkins, Wolf, McDonnell & Co.	1,453,325	1,143,400	(309,925)	3.70%
GAMCO Investors	767,650	949,350	181,700	3.08%
Investment Counselors of Maryland LLC	942,213	940,413	(1,800)	3.05%
Eagle Asset Management, Inc.	816,885	822,015	5,130	2.66%
Delaware Investment Advisers	706,923	705,053	(1,870)	2.28%
Vanguard Group, Inc.	676,384	693,635	17,251	2.25%
Citadel Investment Group LLC	26,015	626,565	600,550	2.03%
State Street Global Advisors	448,696	483,925	35,229	1.57%
AIM Management Group, Inc.	404,987	416,487	11,500	1.35%
Loomis, Sayles & Co. LP	357,650	342,375	(15,275)	1.11%
TCW Asset Management Co.	327,821	316,152	(11,669)	1.02%
First Manhattan Co.	264,200	303,150	38,950	0.98%
Dimensional Fund Advisors, Inc.	258,200	273,975	15,775	0.89%
Halcyon Asset Management Co. LLC	0	250,000	250,000	0.81%
Top 20 Institutions	18,362,630	18,356,763	(5,867)	59.5%

Top 20 Largest Buyers / New Shareholders Since 6/30/2006 (prior to announcement)

	Shares
	Purchased	% of Total
Institution	Since 6/30/06	(9/30/06)
Citadel Investment Group LLC	600,550	1.95%
Halcyon Asset Management Co. LLC	250,000	0.81%
Silver Point Capital LP	236,700	0.77%
GLG Partners LP	230,857	0.75%
GAMCO Investors	181,700	0.59%
March Global Associates LLC	116,700	0.38%
Artisan Partners LP	103,700	0.34%
Systematic Financial Management LP	99,870	0.32%
Hoefer & Arnett Capital Management, Inc.	87,476	0.28%
Everest Capital, Inc.	56,000	0.18%
TT International Investment Management Ltd.	54,803	0.18%
Loeb Partners Corp.	46,600	0.15%
First Manhattan Co.	38,950	0.13%
State Street Global Advisors	35,229	0.11%
BlackRock Advisors, Inc.	25,572	0.08%
RBC Dominion Securities, Inc.	20,600	0.07%
Vanguard Group, Inc.	17,251	0.06%
Dimensional Fund Advisors, Inc.	15,775	0.05%
PADCO Advisors, Inc. (Rydex Global)	13,360	0.04%
Virginia Retirement Systems	13,000	0.04%
Top 20 New Buyers / New Shareholders	2,244,693	7.3%

Note:      30,861,165 shares outstanding as of November 11, 2006.  Shades denote new shareholders since June 30, 2006.

Source:  FactSet Research Systems as of December 14, 2006.

[LOGO]

Process Review

Process Review

Principal Strategic Options Explored in Detail – Key Considerations

Continue to Execute Current Plan	Recapitalization (Share Repurchase and/or Dividend)	Sale to Financial Sponsor	Sale to Strategic Buyer

Sale of Company in Pieces Does Not Appear to Represent a Viable Value Creation Proposition Due to Potential Tax Inefficiencies and Challenges in Delivering a 100% Sale Given Nature of Potential Buyer Universe and Underlying Business Dynamics

(+) Use of free cash flow to delever, fund smaller acquisitions and return cash to shareholders (+) Attractive growth fundamentals, particularly in ASF	(+) Significant accretion to EPS and EPS growth (+) Sends strong signal to public market (+) Meaningful liquidity opportunity for shareholders	(+) Could deliver significant cash premium to current market price (+) Immediately actionable (+) Capitalizes on strong leveraged finance market	(+) Theoretical possibility to capture value in excess of sale to a financial sponsor given synergy opportunity

(-) Window for a potential sale may close due to industry conditions and/or leveraged finance market conditions (-) Float and liquidity challenges will persist	(-) Adds financial leverage (-) P/E multiple may contract with significant incremental leverage (-) Unlikely to deliver full liquidity to shareholders desiring cash	(-) Without perception of competition, absence of meaningful synergies could limit premium	(-) Short list of potential buyers that have synergies and wherewithal to deliver premium value (-) Antitrust/divestiture risk

Summary of Calls with Prospective Buyers

• 3 inbound calls shortly after announcement	• 1 party expressed interest in addition to CSC
• 14 outbound calls (1)	• No additional inbound calls of any substance were received

	Party	ML Delivery
Prospective	Proactively	of Agreed
Buyer	Contacted ML	Script		Comments

Interested in Pursuing Acquisition
Company A			•	Received written indication of interest
	(9/28/06)		•	CA executed
			•	Attended management presentation and conducted data room diligence
			•	Submitted indication of interest on November 28, 2006, updated as of December 8, 2006
No Bonafide Interest Expressed
Company B			•	Company B requested public information (which was subsequently sent); not interested in pursuing
Company C			•	Company C reviewed situation and declined to pursue
Company D			•	Company D reviewed the situtation and declined to pursue; indicated that it did not think the fit was compelling; likes the electronics business, but sold its printing materials business to Party Y
Company E			•	Indicated to ML that they would be unlikely to pursue given diversity of businesses and size
Company F	(9/27/06)		•

In follow up call from ML, Company F indicated it did not have an investment thesis for acquisition and asked for assistance in developing one, along with access to non-public information; based on these factors, the Special Committee determined not to pursue further; no follow-up calls were made to ML by Company F

Company G			•	Company G requested public information (which was subsequently sent); not interested in pursuing
Company H			•	Company H decided not to pursue; indicated its interest lies in “small” parts of the Company
Company I			•	Company I not interested in pursuing
Company J			•	Company J indicated possible interest, but said they would pursue opportunity, if at all, through Party Z
	(9/20/06)		•

CEO of Party Z indicated to ML that its only interest would be in ASF, not the whole company, but wanted to discuss with Company J and would follow-up accordingly; no follow-up calls were made to ML by Company J or Party Z

Company K			•	Company K believes only a small part of electronics business fits well; not interested in pursuing
Company L			•	Company L declined to pursue
Company M			•	Company M indicated it would review internally and revert to ML if interested
Company N			•	Company N requested public information (which was subsequently sent); indicated it would review internally and revert to ML if interested

(1) As directed by the Special Committee.  Includes following up on 3 inbound calls.

Summary of Company A Indication of Interest

Company A Indication of Interest
submitted on November 28, 2006, revised on December 8, 2006

Purchase Price Per Share	•	$37.50 (including an assumed $8.30 per share to be delivered by Company O, who was not a party to Company A’s submitted indication of interest and has not begun due diligence)

Form of Consideration	•	100% Cash

Structure	•	Contingent on concurrent sale of MPS to Company O
	•	$37.50 price per share (assumes net proceeds for MPS of $275 million, or approximately $8.30 per share)

Remaining Due Diligence	•	Company A requires further due diligence
	•	Completion of due diligence required by Financing Source A for equity financing commitment
	•	Company O would need to perform due diligence on MPS of uncertain duration, which it has not yet begun
	•	Contemplates [ ]

Financing	•	[ ] – Financing Source A submitted highly confident letter with Company A offer
	•	[ ] – highly confident letter referenced in offer, but not submitted

Timing to Definitive Agreement	•

Several weeks minimum (third party MPS due diligence, negotiate asset sale and related matters (retained liabilities, indemnities, etc.) with third party, pre-signing Company A shareholder documentation, etc.)

Exclusivity Request / Other	•	Exclusivity following completion of MPS buyer’s due diligence review through signing
	•	Marked-up contract not submitted (indicated it would be submitted simultaneously with conclusion of Company O’s due diligence)
	•	Closing would be conditioned on, among other things, receipt of requisite vote of Company A’s shareholders

Company A Leverage, [           ] and MPS Considerations

2006E Leverage Statistics

[                          ]

[                          ]

MPS Reference Points

	Stated Value		$275

	No Allocation of Corporate Expenses
	Unadjusted for		Grossed Up for Potential
	Tax Leakage		Tax Leakage (5)
Implied Multiples	$275		$349

‘05A EBITDA of $48	5.7	x	7.2	x
‘06E EBITDA of $44	6.2	x	7.9	x
‘07E EBITDA of $48	5.7	x	7.2	x

	Allocation of Corporate Expenses (6)
	Unadjusted for		Grossed Up for Potential
	Tax Leakage		Tax Leakage (5)
Implied Multiples	$275		$349

‘05A EBITDA of $44	6.2	x	7.9	x
‘06E EBITDA of $41	6.8	x	8.6	x
‘07E EBITDA of $44	6.3	x	7.9	x

Potential Tax Leakage at $275 Sale Value
Estimated Tax Basis			$138
Implied Gain			137
Taxes @ 35%			48
Per Share (7)			$1.45
Net Proceeds			$227

(5)                 Necessary sale price to achieve $275mm net proceeds assuming $138mm tax basis.

(6)                 Corporate expenses allocated as a percentage of EBITDA contribution.  Assumes corporate expenses of $11mm in 2005 and 2006 and $14mm in 2007.

(7)                 Assumes 33.1mm shares in issue, including 2.1mm shares under option with exercise price less than $37.50 per share as per Company A letter.

[LOGO]

MacDermid Valuation Considerations

MacDermid Valuation Considerations

Summary of EPS Projections and Select Reference Points

Management vs. Sensitivity Case (1)

[CHART]

Historical EPS Performance Versus Budget(2)

[CHART]

Projected Long Term EPS Growth of Select Public Companies

[CHART]

2007 Street vs. Management

[CHART]

(1)                 Management Case is based on financial projections provided by the Company management.  Sensitivity Case was developed by Merrill Lynch with input from and based upon discussions with the Special Committee of the Board of Directors of the Company.

(2)                 Source: Company reports.

(3)                 Excludes $0.12 charge from early debt repayment.

Change in Multiples of Public Comparables Since Announcement

EV/2006E EBITDA

[CHART]

Peer Average

9/1/2006	7.8	x
12/14/2006	8.9	x
% Change	14.1%

2007E P/E

[CHART]

Peer Average

9/1/2006	14.1	x
12/14/2006	15.9	x
% Change	12.8%

Note:    Market multiples based on stock prices and Street Consensus earnings and EBITDA. Cabot Microelectronics has been calendarized to December 31st FYE.  S&P 500 NTM P/E was 15.5x on September 1, 2006 and 16.0x on December 14, 2006 (3.5% increase).

Summary of Implied Valuation

[CHART]

Note: All prices except for 52-Week High-Low rounded to nearest quarter.

(1)                 Valuation as of December 31, 2006.  Assumes projected net debt of $177mm as of December 31, 2006. See appendix pages 16 – 18 for additional details.

(2)                 EV / EBITDA unaffected multiple as of September 1, 2006 (last trading day prior to buyout proposal).

(3)                 EV / EBITDA multiple as of December 14, 2006, adjusted for peer’s average expansion of 14.1%.

(4)                 Proceeds used to refinance existing debt and repurchase approximately 50% of outstanding shares at $37.00/share. Represents blended value of cash and stock assuming full pro ration. Low-end of range based on 2006E Current Year Approach, high-end based on Present Value of Potential Future Share Price Approach. See appendix pages 19 – 26 for additional details.

(5)                 8.0x-10.0x range based on acquisition comparables analysis. See appendix pages 30 - 33 for additional details.

[LOGO]

Appendix

[LOGO]

Financial Projections

Financial Projections

Assumptions for Management vs. Sensitivity Case

ASF Sales and Growth

‘06E - ‘11E CAGR

Management	6.7%
Sensitivity	5.8%

[CHART]

Management	—	7.1%	7.6%	6.2%	6.3%	6.4%
Sensitivity	—	6.2%	6.5%	5.4%	5.4%	5.5%

MPS Sales and Growth

‘06E - ‘11E CAGR

Management	3.1%
Sensitivity	2.1%

[CHART]

Management	—	2.7%	3.8%	3.0%	3.0%	3.0%
Sensitivity	—	1.6%	3.0%	1.9%	1.9%	2.0%

ASF EBITDA and Margins (1)

‘06E - ‘11E CAGR

Management	10.2%
Sensitivity	6.5%

[CHART]

Management	20.1%	21.6%	22.4%	22.8%	23.2%	23.6%
Sensitivity	20.1%	21.2%	21.0%	20.8%	20.6%	20.8%

MPS EBITDA and Margins (1)

‘06E - ‘11E CAGR

Management	5.6%
Sensitivity	(0.8)%

[CHART]

Management	12.3%	13.7%	14.3%	14.1%	14.0%	13.9%
Sensitivity	12.3%	13.0%	12.5%	11.9%	11.2%	10.7%

Note: Dollars in millions. Data represents ASF and MPS segments only.

(1)                 Corporate overhead allocated 50% / 50% between ASF and MPS.

Comparison of Management vs. Sensitivity Case

Sales and Growth

‘06E - ‘11E CAGR

Management	5.1%
Sensitivity	4.3%

[CHART]

Management	—	5.2%	5.9%	4.8%	4.9%	5.0%
Sensitivity	—	4.3%	5.0%	4.0%	4.0%	4.1%

EBITDA and Margins

‘06E - ‘11E CAGR

Management	8.8%
Sensitivity	4.3%

[CHART]

Management	16.8%	18.4%	19.2%	19.4%	19.7%	20.0%
Sensitivity	16.8%	17.7%	17.4%	17.1%	16.9%	16.9%

EBIT and Margins

‘06E - ‘11E CAGR

Management	10.4%
Sensitivity	5.2%

[CHART]

Management	13.8%	15.5%	16.4%	16.8%	17.2%	17.6%
Sensitivity	13.8%	14.8%	14.6%	14.4%	14.3%	14.4%

EPS and Growth

‘06E - ‘11E CAGR

Management	18.4%
Sensitivity	12.6%

[CHART]

Note: Dollars in millions.  Financials exclude non-recurring items.

[LOGO]

Comparable Public Companies

Comparable Public Companies

Comparable Public Companies

		Price as a %			Enterprise Value as a Multiple of:												5-Year			Net Debt/		Senior
	Price as of	of 52 Wk	Market	Enterprise	EBITDA (2)				EBIT (2)				Price / Earnings (3)				Growth	2006 P/E /		2006E		Unsecured
Company	12/14/2006	High	Value	Value (1)	2006E		2007E		2006E		2007E		2006E		2007E		Rate (3)	Growth		EBITDA		Rating

Rohm & Haas	$51.87	96.1%	$11,457	$13,217	8.1	x	7.9	x	11.4	x	11.0	x	15.1	x	14.5	x	10.8%	1.40	x	1.0	x	A3 / A-
Albemarle	73.30	98.1%	3,606	4,249	11.7		10.0		16.3		15.0		19.4		16.5		16.2%	1.20		1.8		Baa3 / BBB-
Lubrizol	49.05	98.3%	3,446	4,509	8.0		7.6		11.2		10.5		15.9		14.4		9.8%	1.63		1.8		Baa3 / BBB-
Cytec Industries	56.31	88.4%	2,773	3,900	8.8		8.3		13.7		12.7		16.4		14.4		7.0%	2.34		2.6		Baa3 / BBB-
Chemtura	9.63	71.2%	2,330	3,322	7.1		6.4		11.7		9.7		21.4		15.3		9.0%	2.38		2.1		Ba1 / BB+
Rockwood	25.46	97.7%	1,920	4,792	7.8		7.6		12.4		11.3		17.9		14.4		8.5%	2.11		4.6		– / B-
HB Fuller	26.68	94.4%	1,630	1,811	9.6		8.9		13.4		12.3		18.0		16.2		9.0%	2.00		0.9		– / BBB
Electronics for Imaging	25.64	85.9%	1,500	1,217	8.9		10.6		13.6		12.2		21.2		18.2		10.9%	1.94		(2.1)		– / –
Rogers	65.11	86.8%	1,203	1,124	14.4		12.7		18.8		16.5		19.6		17.4		NA	NA		(1.0)		– / –
Ferro	20.49	94.4%	874	1,392	7.5		6.8		10.9		NA		22.5		17.5		12.0%	1.88		2.8		WR / B+
Arch Chemicals	32.38	87.0%	793	882	7.0		6.5		10.9		9.6		19.3		16.4		NA	NA		0.7		– / –
Cabot Microelectronics	32.74	85.1%	793	627	8.3		6.6		12.1		9.7		22.0		17.9		NA	NA		(2.2)		– / –
Schawk	19.17	73.1%	555	700	8.4		7.8		11.5		10.2		17.3		14.3		NA	NA		1.7		– / –

				Mean	8.9	x	8.3	x	12.9	x	11.7	x	18.9	x	15.9	x	10.4%	1.87	x	1.1	x
				Median	8.3		7.8		12.1		11.2		19.3		16.2		9.8%	1.94		1.7

MacDermid (9/1/06)	$28.82	82.2%	$895	$1,058	7.5	x	7.2	x	8.7	x	8.4	x	14.7	x	12.7	x	NA	NA		1.1	x	Ba2 / BB+

MacDermid (12/14/06)	$32.75	93.4%	$1,029	$1,221	8.6	x	8.4	x	10.1	x	9.7	x	17.3	x	14.4	x	NA	NA		1.4	x	Ba2 / BB+

Note: Dollar amounts in U.S. millions, except per share amounts.

(1)                 Enterprise Value = Market Value of Equity + Short-term Debt + Long-term Debt + Preferred Equity + Minority Interest -Cash and Marketable Securities.  MacDermid calculated using year end 2006E balance sheet items.

(2)                 Estimates obtained from Wall Street research and calendarized where applicable.

(3)                 Earnings estimates and EPS growth obtained from First Call as of December 14, 2006 and earnings estimates calendarized where applicable.

[LOGO]

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis – Management Case

(Dollars in Millions, Except per Share Data)

	Year Ending December 31,
	2005	2006	2007	2008	2009	2010	2011	Normalized
Revenue	$738	$840	$884	$936	$980	$1,028	$1,079	1,079
EBITDA	121	142	163	179	190	202	215	215
Depreciation and Amortization	(21)	(26)	(26)	(26)	(26)	(26)	(26)	(12)
EBIT	$99	$116	$137	$154	$165	$176	$190	$203

Taxes			48	54	58	62	66	71
Tax Rate			35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
After-tax EBIT			$89	$100	$107	$115	$123	$132
Depreciation and Amortization			26	26	26	26	26	12
Change in Working Capital and LT Items			19	(11)	(10)	(10)	(11)	(11)
Capital Expenditures			(8)	(8)	(10)	(10)	(12)	(12)
Free Cash Flow			$126	$107	$113	$120	$126	$121

Discount	Present Value of Cash Flows		PV of Terminal Value @ 2011 EBITDA Multiple of:				Enterprise Value @ 2011 EBITDA Multiple of:
Rate	(2007-2011)		7.0x	7.5x	8.0x		7.0x	7.5x	8.0x
10.50%	$442		$915	$980	$1,046		$1,357	$1,422	$1,488
10.75%	439		905	969	1,034		1,344	1,408	1,473
11.00%	436	+	895	959	1,022	=	1,331	1,395	1,459
11.25%	433		885	948	1,011		1,318	1,381	1,444
11.50%	431		875	937	1,000		1,305	1,368	1,430

Discount		Projected Net Debt @		Equity Value @ 2011 EBITDA Multiple of:			Price Per Share @ 2011 EBITDA Multiple of:
Rate		FYE 2006		7.0x	7.5x	8.0x	7.0x	7.5x	8.0x
10.50%		$177		$1,180	$1,245	$1,311	$37.57	$39.52	$41.46
10.75%		177		1,167	1,232	1,296	37.16	39.11	41.03
11.00%	-	177	=	1,154	1,218	1,282	36.77	38.71	40.60
11.25%		177		1,141	1,204	1,268	36.38	38.31	40.18
11.50%		177		1,129	1,191	1,254	35.99	37.91	39.77

Discount	PV of Terminal Value as a % of Enterprise Value			Equivalent Perpetuity Growth Rate
Rate	7.0x	7.5x	8.0x	7.0x	7.5x	8.0x
10.50%	67.4%	68.9%	70.3%	2.3%	2.8%	3.3%
10.75%	67.3%	68.8%	70.2%	2.5%	3.0%	3.5%
11.00%	67.2%	68.7%	70.1%	2.8%	3.3%	3.7%
11.25%	67.1%	68.6%	70.0%	3.0%	3.5%	4.0%
11.50%	67.0%	68.5%	69.9%	3.2%	3.7%	4.2%

Note: EBITDA and EBIT before non-recurring items.

Discounted Cash Flow Analysis – Sensitivity Case

(Dollars in Millions, Except per Share Data)

	Year Ending December 31,
	2005	2006	2007	2008	2009	2010	2011	Normalized
Revenue	$738	$840	$876	$920	$957	$995	$1,036	1,036
EBITDA	121	142	155	160	164	168	175	175
Depreciation and Amortization	(21)	(26)	(26)	(26)	(26)	(26)	(26)	(12)
EBIT	$99	$116	$130	$134	$138	$142	$149	$163

Taxes			45	47	48	50	52	57
Tax Rate			35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
After-tax EBIT			$84	$87	$90	$93	$97	$106
Depreciation and Amortization			26	26	26	26	26	12
Change in Working Capital and LT Items			20	(10)	(8)	(9)	(10)	(14)
Capital Expenditures			(8)	(8)	(10)	(10)	(12)	(12)
Free Cash Flow			$122	$95	$97	$99	$101	$92

Discount	Present Value of Cash Flows		PV of Terminal Value @ 2011 EBITDA Multiple of:				Enterprise Value @ 2011 EBITDA Multiple of:
Rate	(2007-2011)		7.0x	7.5x	8.0x		7.0x	7.5x	8.0x
10.50%	$389		$744	$797	$850		$1,132	$1,185	$1,238
10.75%	386		735	788	840		1,121	1,174	1,226
11.00%	384	+	727	779	831	=	1,111	1,163	1,215
11.25%	381		719	770	822		1,100	1,152	1,203
11.50%	379		711	762	812		1,090	1,141	1,192

Discount		Projected Net Debt @		Equity Value @ 2011 EBITDA Multiple of:			Price Per Share @ 2011 EBITDA Multiple of:
Rate		FYE 2006		7.0x	7.5x	8.0x	7.0x	7.5x	8.0x
10.50%		$177		$955	$1,008	$1,062	$30.66	$32.29	$33.92
10.75%		177		945	997	1,050	30.32	31.94	33.56
11.00%	-	177	=	934	986	1,038	30.00	31.60	33.19
11.25%		177		924	975	1,026	29.67	31.26	32.84
11.50%		177		913	964	1,015	29.35	30.92	32.48

Discount	PV of Terminal Value as a % of Enterprise Value			Equivalent Perpetuity Growth Rate
Rate	7.0x	7.5x	8.0x	7.0x	7.5x	8.0x
10.50%	65.7%	67.2%	68.6%	2.8%	3.3%	3.7%
10.75%	65.6%	67.1%	68.5%	3.0%	3.5%	3.9%
11.00%	65.4%	67.0%	68.4%	3.3%	3.7%	4.2%
11.25%	65.3%	66.9%	68.3%	3.5%	4.0%	4.4%
11.50%	65.2%	66.8%	68.2%	3.7%	4.2%	4.6%

Note: EBITDA and EBIT before non-recurring items.

Weighted Average Cost of Capital

Macroeconomic Assumptions (1)
Ten Year Government Bond Yield at 12/14/2006	4.6%
Historical Risk Premium	7.1%
Size Premium	1.8%
Adjusted Risk Premium	8.9%
Estimated Future Market Return	13.5%

	Levered	Marginal	Net Debt to	Unlevered	Levered	Unlevered
Comparable Companies	Beta (2)	Tax Rate	Equity (3)	Beta (4)	Return	Return (5)
Albemarle	1.11	38.0%	17.9%	1.00	12.5%	11.7%
Arch Chemicals	0.83	38.0%	11.3%	0.78	10.5%	10.1%
Cabot Microelectronics	1.64	38.0%	0.0%	1.64	16.2%	16.2%
Chemtura	1.23	38.0%	42.6%	0.97	13.3%	11.5%
Cytec	0.89	38.0%	40.6%	0.71	10.9%	9.6%
Electronics for Imaging	0.96	38.0%	0.0%	0.96	11.4%	11.4%
Ferro	1.04	38.0%	57.1%	0.77	12.0%	10.0%
HB Fuller	0.89	38.0%	10.1%	0.84	10.9%	10.5%
Lubrizol	0.87	38.0%	29.4%	0.74	10.8%	9.8%
Rockwood*	0.24	38.0%	147.9%	0.13	6.3%	5.5%
Rogers	1.23	38.0%	0.0%	1.23	13.3%	13.3%
Rohm & Haas	1.05	38.0%	14.3%	0.96	12.0%	11.4%
Schawk*	0.55	38.0%	26.0%	0.47	8.5%	8.0%

Average	1.07	38.0%	20.3%	0.96	12.2%	11.4%

MacDermid	0.94	38%	21.5%	0.83	11.3%	10.5%

Capital Structures

Net Debt/	Net Debt/	Levered Cost of Equity at Various Unlevered Beta and Capital Structures (6)
Capitalization	Equity	0.90	0.93	0.96	0.99	1.02
0.0%	0.0%	11.0%	11.2%	11.4%	11.6%	11.8%
6.7%	7.1%	11.3%	11.5%	11.7%	11.9%	12.2%
13.3%	15.4%	11.6%	11.8%	12.1%	12.3%	12.5%
20.0%	25.0%	12.0%	12.2%	12.5%	12.7%	13.0%
26.7%	36.4%	12.4%	12.7%	13.0%	13.2%	13.5%
33.4%	50.0%	13.0%	13.3%	13.5%	13.8%	14.1%

Pro Forma for Recapitalization
44.4%	80.0%	14.2%	14.5%	14.8%	15.1%	15.4%
47.4%	90.0%	14.6%	14.9%	15.2%	15.6%	15.9%
49.3%	97.4%	14.9%	15.2%	15.5%	15.9%	16.2%
50.0%	100.0%	15.0%	15.3%	15.6%	16.0%	16.3%
52.4%	110.0%	15.4%	15.7%	16.1%	16.4%	16.8%

Capital Structures

Net Debt/	Net Debt/	Est. Cost	WACC at Various Unlevered Beta and Capital Structures (7)
Capitalization	Equity	of Debt	0.90	0.93	0.96	0.99	1.02
0.0%	0.0%	6.00%	11.0%	11.2%	11.4%	11.6%	11.8%
6.7%	7.1%	6.50%	10.8%	11.0%	11.2%	11.4%	11.6%
13.3%	15.4%	7.00%	10.6%	10.8%	11.0%	11.2%	11.4%
20.0%	25.0%	7.50%	10.5%	10.7%	10.9%	11.1%	11.3%
26.7%	36.4%	8.00%	10.4%	10.6%	10.8%	11.0%	11.2%
33.4%	50.0%	8.50%	10.4%	10.6%	10.8%	11.0%	11.1%

*  Excluded from averages.

(1)  Historical spread between the long bond and the S&P 500. Source:  Ibbotson & Sinquefeld 2006 Yearbook.

(2)  Adjusted Beta. Source: Merrill Lynch Beta Book for all but Rockwood (Bloomberg) as of December 14, 2006.

(3)  Book Value of Net Debt to Market Value of Equity.

(4)  Unlevered Beta equals (Levered Beta/(1 + ((1 - Tax Rate) * Debt/Equity)). Assumes Beta of debt equals zero.

(5)  Unlevered Return equals (Estimated Future Risk Free Rate + (Unlevered Beta * Risk Premium)).

(6)  Levered Cost of Equity equals (Estimated Future Risk Free Rate + (Levered Beta * Risk Premium)).

(7)  WACC equals ((Net Debt/Capitalization * (Cost of Debt * (1 - Tax Rate))) + (Equity/Capitalization * Levered Cost of Equity)).

[LOGO]

Recapitalization Transaction

Recapitalization Transaction

Recapitalization Transaction Overview

Overview

•                  $575mm self-tender (assumed maximum leverage scenario for recapitalization transaction)

•                  Pro forma total debt / 2006E EBITDA of 5.75x, still targeting a B+/B1 ratings outcome

•                  Per share purchase price of $37.00 analyzed at various levels of shareholder participation

•                  Represents 50% of shares outstanding

Sources & Uses

Sources of Funds	Amount
Existing Cash	$105
Revolver	0
Term Loan B (L + 250 bps)	500
Sr. Notes (10.25%)	310
Total Sources	$915

Uses of Funds	Amount
Refinance Debt	300
Share Repurchase	575
Financing Fees	17
Redemption Premium	14
Transaction Costs	10
Total Uses	$915

Pro Forma Capitalization

	Pre-Recap		Adjustment	Pro Forma Pre-Recap
Cash and cash equivalents	$125		$(105)	$20
Existing Debt	302		(300)	2
Revolver	0		0	0
Term Loan B (L + 2.50%)	0		500	500
Senior Notes (10.25%)	0		310	310
Total Debt	$302			$812
Net Debt	$177			$792

2006E EBITDA	$142			$142
Interest	26		44	69
Equity	$393		(598)	$(206)

Total Debt / EBITDA	2.1	x		5.7	x
Total Debt to Capitalization	43.4%			133.9%
EBITDA / Interest	5.5	x		2.0	x
Rating (S&P / Moody’s)	BB+ / Ba2			B+ / B1

Note: Existing debt includes approximately $2mm of capital leases.

Pro Forma Ownership – 5.75x Leverage at $37.00 Per Share

	Pro Rata Ownership of Dan Leever and Non-Participating Shares		% Basic Shares Sold for Cash for Participating Shareholders Assuming Pro Ration
	Tender Price: $ 37.00
	Basic	Diluted (3)	Tender Price: $ 37.00

Pro Rata Participation	6.0%	9.0%	50.3%

Dan Leever Does Not Participate (5.9% of basic shares and 9.1% of diluted shares) (1)	11.9%	16.5%	53.5%

Dan Leever and 50% of ESOP Shares Do Not Participate (9.8% of basic shares and 12.6% of diluted shares) (2)	19.8%	22.8%	55.8%

Dan Leever and 100% of ESOP Shares Do Not Participate (13.8% of basic shares and 16.1% of diluted shares) (2)	27.7%	29.1%	58.4%

20% of Basic Shares Do Not Participate (21.6% of diluted shares)	40.3%	39.1%	62.9%

(1)       Assumes 1,829,979 shares beneficially owned by Dan Leever plus 1,343,094 options. Per Form 4 Filing as of 12/13/06 and Company data, respectively.

(2)       Assumes 2,571,357 shares beneficially owned by ESOP. Figure includes 155,000 shares beneficially owned by Dan Leever.

(3)       Numerator equals indicated non-participating shares plus 1,343,094 options beneficially owned by Dan Leever. Denominator equals 30,861,165 basic shares outstanding plus 3,900,053 in total options less 15,532,388 repurchased shares at $37.00.

Consequences to Participating Shareholders Based on ‘06-‘07 Results

5.75x Leverage at $37.00 Per Share Assuming Full Pro Ration

	Pro Forma Stock Price Based on:				Blended Value Based on Cash Per Share Plus Pro Forma Stock Price Based on:
			PV of	PV of		PV of	PV of
	Cash	2006E	2007E EBITDA	2007E EBITDA	2006E	2007E EBITDA	2007E EBITDA
	Per Share	EBITDA	(MGMT Case)	(Sensitivity Case)	EBITDA	(MGMT Case)	(Sensitivity Case)
Repurchase Price	$37.00

7.5x EBITDA Multiple:
Pro Rata Participation	$18.62	$16.98	$27.61	$24.48	$27.05	$32.34	$30.78
Dan Leever Does Not Participate (5.9% of basic shares and 9.1% of diluted shares) (1)	19.80	16.98	27.61	24.48	27.69	32.64	31.18
Dan Leever and 50% of ESOP Shares Do Not Participate (9.8% of basic shares and 12.6% of diluted shares) (2)	20.66	16.98	27.61	24.48	28.15	32.85	31.47
Dan Leever and 100% of ESOP Shares Do Not Participate (13.8% of basic shares and 16.1% of diluted shares) (2)	21.59	16.98	27.61	24.48	28.66	33.09	31.79
20% of Basic Shares Do Not Participate (21.6% of diluted shares)	23.28	16.98	27.61	24.48	29.57	33.52	32.36

8.0x EBITDA Multiple:
Pro Rata Participation	$18.62	$21.44	$32.05	$28.73	$29.27	$34.54	$32.89
Dan Leever Does Not Participate (5.9% of basic shares and 9.1% of diluted shares) (1)	19.80	21.44	32.05	28.73	29.76	34.70	33.15
Dan Leever and 50% of ESOP Shares Do Not Participate (9.8% of basic shares and 12.6% of diluted shares) (2)	20.66	21.44	32.05	28.73	30.13	34.81	33.34
Dan Leever and 100% of ESOP Shares Do Not Participate (13.8% of basic shares and 16.1% of diluted shares) (2)	21.59	21.44	32.05	28.73	30.52	34.94	33.55
20% of Basic Shares Do Not Participate (21.6% of diluted shares)	23.28	21.44	32.05	28.73	31.23	35.16	33.93

8.6x EBITDA Multiple:
Pro Rata Participation	$18.62	$26.79	$37.37	$33.82	$31.93	$37.19	$35.42
Dan Leever Does Not Participate (5.9% of basic shares and 9.1% of diluted shares) (1)	19.80	26.79	37.37	33.82	32.25	37.17	35.52
Dan Leever and 50% of ESOP Shares Do Not Participate (9.8% of basic shares and 12.6% of diluted shares) (2)	20.66	26.79	37.37	33.82	32.49	37.16	35.59
Dan Leever and 100% of ESOP Shares Do Not Participate (13.8% of basic shares and 16.1% of diluted shares) (2)	21.59	26.79	37.37	33.82	32.75	37.16	35.67
20% of Basic Shares Do Not Participate (21.6% of diluted shares)	23.28	26.79	37.37	33.82	33.21	37.14	35.82

(1)            Assumes 1,829,979 shares beneficially owned by Dan Leever plus 1,343,094 options. Per Form 4 Filing as of 12/13/06 and Company data, respectively.

(2)            Assumes 2,571,357 shares beneficially owned by ESOP. Figure includes 155,000 shares beneficially owned by Dan Leever.

Recapitalization Alternative: 2006E Current Year Approach

5.75x Leverage at $37.00 Per Share Assuming Full Pro Ration

7.5x EBITDA Multiple (1)

Enterprise Value: (3)	$1,061
Less Pro Forma Net Debt: (4)	(792)
Equity Value:	269
Pro Forma Shares:	15.860
Implied Value Per Share:	$16.98
Implied Forward P/E:	6.2	x
Cash Per Share:	$18.62		50.3%
Stock Per Share:	$8.43		49.7%
Blended Value Per Share:	$27.05		100.0%

8.0x EBITDA Multiple

Enterprise Value: (3)	$1,132
Less Pro Forma Net Debt: (4)	(792)
Equity Value:	340
Pro Forma Shares:	15.860
Implied Value Per Share:	$21.44
Implied Forward P/E:	7.8	x
Cash Per Share:	$18.62		50.3%
Stock Per Share:	$10.65		49.7%
Blended Value Per Share:	$29.27		100.0%

8.6x EBITDA Multiple (2)

Enterprise Value: (3)	$1,217
Less Pro Forma Net Debt: (4)	(792)
Equity Value:	425
Pro Forma Shares:	15.860
Implied Value Per Share:	$26.79
Implied Forward P/E:	9.7	x
Cash Per Share:	$18.62		50.3%
Stock Per Share:	$13.31		49.7%
Blended Value Per Share:	$31.93		100.0%

(1) 2006 unaffected EBITDA multiple as of September 1, 2006.

(2) EV / EBITDA multiple as of December 14, 2006, adjusted for peer’s average expansion of 14.1%.

(3) Based on 2006 EBITDA of $141.5mm per Management Case.

(4) Net debt projected at year end of 2006 and pro forma for recapitalization.

Present Value of Potential Future Share Price Approach

5.75x Leverage

7.5x EBITDA Trading Multiple (1)

$37.00 Repurchase Price

Pro Rata Participation

Management Case

EBITDA Estimates

[CHART]

Potential Future Share Price (2)

[CHART]

Present Value of Future Share Price:

$27.61		$32.82		$34.74		$36.20

Implied Forward P/E:

8.6	x	10.1	x	10.5	x	11.0	x

Blended Present Value of Share Price (3)(4)

[CHART]

Blended Value Indicative Range (4):
$32.34 - $36.60

Note: Based on Management case. Net Debt includes capital leases of $2mm.

(1)            EV / EBITDA multiple as of December 14, 2006, adjusted for peer’s average expansion of 14.1%.

(2)            Assumes repurchase of 50.3% of basic shares (15.532mm shares repurchased) @ $37.00, refinancing of existing debt, and payment of fees and expenses executed on December 31, 2006. Funded with $500mm of Term Loan B at L+250bps and $310mm Senior Subordinated Notes at 10.25%.

(3)            Discount rate based on an assumed cost of equity of 15.5%.

(4)            Blended value = 49.7%* Equity value range + 50.3% * $37.00 tender price.

5.75x Leverage

7.5x EBITDA Trading Multiple (1)

$37.00 Repurchase Price

Pro Rata Participation

Sensitivity Case

EBITDA Estimates

[CHART]

Potential Future Share Price (2)

[CHART]

Present Value of Future Share Price:

$24.48		$25.28		$25.21		$25.10

Implied Forward P/E:

9.8	x	10.6	x	11.0	x	11.2	x

Blended Present Value of Share Price (3)(4)

[CHART]

Blended Value Indicative Range (4):
$30.78 - $31.18

Note: Based on Management Case. Net Debt includes capital leases of $2mm.

(1)                 EV / EBITDA multiple as of December 14, 2006, adjusted for peer’s average expansion of 14.1%.

(2)                 Assumes repurchase of 50.3% of basic shares (15.532mm shares repurchased) @ $37.00, refinancing of existing debt, and payment of fees and expenses executed on December 31, 2006. Funded with $500mm of Term Loan B at L+250bps and $310mm Senior Subordinated Notes at 10.25%.

(3)                 Discount rate based on an assumed cost of equity of 15.5%.

(4)            Blended value = 49.7%* Equity value range + 50.3% * $37.00 tender price.

5.75x Leverage

8.6x EBITDA Trading Multiple (1)

$37.00 Repurchase Price

Pro Rata Participation

Management Case

EBITDA Estimates

[CHART]

Potential Future Share Price (2)

[CHART]

Present Value of Future Share Price:

$37.37		$42.15		$43.31		$44.08

Implied Forward P/E:

11.7	x	12.9	x	13.1	x	13.3	x

Blended Present Value of Share Price (3)(4)

[CHART]

Blended Value Indicative Range (4):
$37.19 - $40.52

Note: Based on Management Case. Net Debt includes capital leases of $2mm.

(1)            EV / EBITDA multiple as of December 14, 2006, adjusted for peer’s average expansion of 14.1%.

(2)            Assumes repurchase of 50.3% of basic shares (15.532mm shares repurchased) @ $37.00, refinancing of existing debt, and payment of fees and expenses executed on December 31, 2006. Funded with $500mm of Term Loan B at L+250bps and $310mm Senior Subordinated Notes at 10.25%.

(3)            Discount rate based on an assumed cost of equity of 15.5%.

(4)            Blended value = 49.7%* Equity value range + 50.3% * $37.00 tender price.

5.75x Leverage

8.6x EBITDA Trading Multiple (1)

$37.00 Repurchase Price

Pro Rata Participation

Sensitivity Case

EBITDA Estimates

[CHART]

Potential Future Share Price (2)

[CHART]

Present Value of Future Share Price:

$33.82		$33.61		$32.58		$31.65

Implied Forward P/E:

13.5	x	14.1	x	14.2	x	14.1x

Blended Present Value of Share Price (3)(4)

[CHART]

Blended Value Indicative Range (4):
$34.34 - $35.42

Note: Based on Management Case. Net Debt includes capital leases of $2mm.

(1)            EV / EBITDA multiple as of December 14, 2006, adjusted for peer’s average expansion of 14.1%.

(2)            Assumes repurchase of 50.3% of basic shares (15.532mm shares repurchased) @ $37.00, refinancing of existing debt, and payment of fees and expenses executed on December 31, 2006. Funded with $500mm of Term Loan B at L+250bps and $310mm Senior Subordinated Notes at 10.25%.

(3)            Discount rate based on an assumed cost of equity of 15.5%.

(4)            Blended value = 49.7%* Equity value range + 50.3% * $37.00 tender price.

[LOGO]

Leveraged Buyout Analysis

Leveraged Buyout Analysis

Illustrative CSC LBO Analysis – Management Case

Enterprise Value and Multiple Analysis

Offer Price Per Share		$35.00
Premium to Pre-Annoucement ($28.82)		21%
Equity Value		$1,101
Enterprise Value		1,278

	Value	Multiple
EV / 2006 EBITDA	$142	9.0	x

Credit Statistics

	Year End		Year 3		Year 5
	2006		2009		2011

EBITDA (1)	$147		$196		$221
EBITDA / Interest	1.7	x	2.6	x	3.4	x
EBITDA - Capex / Interest	1.6		2.4		3.2

Total Debt / EBITDA	6.6	x	4.0	x	2.8	x
Net Debt / EBITDA	6.5	x	3.9	x	2.7	x
Bank Debt / EBITDA	3.5		1.6		0.7
Bank Debt Paydown	0.0%		37.7%		69.4%

Sources and Uses

Sources

	$	%
Existing Cash	$105	7%
Revolver ($50mm commitment)	0	0%
Term Loan B (L+2.75%)	510	35%
Senior Notes (9.50%)	250	17%
Senior Sub. Notes (10.75%)	215	15%
Capital Leases	2	0%
Rollover Equity	20	1%
Financial Sponsor Equity	346	24%
Total Sources	$1,448	100%

Uses

	$	%
Purchase of Equity	$1,101	76%
Refinanced Debt	300	21%
Financing Fees	18	1%
Redemption Premium	14	1%
Transaction Expenses / Other	16	1%
Total Uses	$1,448	100%

Returns on Equity

5-Year Returns	Exit Multiple (EV / EBITDA)
to Sponsor (2011)	7.0x		8.0x		9.0x

IRR	20%		25%		30%
Payback	2.5	x	3.1	x	3.7	x

Note: Dollars in millions, except for offer price per share.

(1)            EBITDA for leverage purposes adjusted to exclude non-cash stock compensation expense and public company costs.

Illustrative CSC LBO Analysis – Sensitivity Case

Enterprise Value and Multiple Analysis

Offer Price Per Share		$35.00
Premium to Pre-Annoucement ($28.82)		21%
Equity Value		$1,101
Enterprise Value		1,278

	Value	Multiple
EV / 2006 EBITDA	$142	9.0x

Credit Statistics

	Year End		Year 3		Year 5
	2006		2009		2011

EBITDA (1)	$147		$170		$181
EBITDA / Interest	1.7	x	2.2	x	2.6	x
EBITDA - Capex / Interest	1.6		2.0		2.4

Total Debt / EBITDA	6.6	x	4.8	x	3.9	x
Net Debt / EBITDA	6.5	x	4.7	x	3.8	x
Bank Debt / EBITDA	3.5		2.1		1.3
Bank Debt Paydown	0.0%		31.2%		53.0%

Sources and Uses

Sources

	$	%
Existing Cash	$105	7%
Revolver ($50mm commitment)	0	0%
Term Loan B (L+2.75%)	510	35%
Senior Notes (9.50%)	250	17%
Senior Sub. Notes (10.75%)	215	15%
Capital Leases	2	0%
Rollover Equity	20	1%
Financial Sponsor Equity	346	24%
Total Sources	$1,448	100%

Uses

	$	%
Purchase of Equity	$1,101	76%
Refinanced Debt	300	21%
Financing Fees	18	1%
Redemption Premium	14	1%
Transaction Expenses / Other	16	1%
Total Uses	$1,448	100%

Returns on Equity

	Exit Multiple
5-Year Returns	(EV / EBITDA)
to Sponsor (2011)	7.0x		8.0x		9.0x

IRR	9%		15%		20%
Payback	1.5	x	2.0	x	2.5	x

Note: Dollars in millions, except for offer price per share.

(1)                 EBITDA for leverage purposes adjusted to exclude non-cash stock compensation expense and public company costs.

Pricing Sensitivity Analysis

						Management
		2006E		Equity	Total Equity	Rollover	2011 Returns at 2011E Exit Multiple of:
	Offer	EBITDA		Investment	Equity as a % of	Equity as a % of	Management Case			Sensitivity Case
	Price	Multiple (1)		(mm)	Total Sources	Total Equity	7.0x	8.0x	9.0x	7.0x	8.0x	9.0x

CSC Current Offer:	$35.00	9.0	x	$366	25%	5%	20%	25%	30%	9%	15%	20%

	35.50	9.1		383	26%	5%	19%	24%	29%	8%	14%	19%

	36.00	9.3		399	27%	5%	18%	23%	28%	7%	13%	18%

	37.50	9.6		448	29%	4%	15%	20%	25%	4%	10%	15%

Note: Dollars in millions, except per share data.

(1)                 Based on 2006 EBITDA of $141.5mm excluding non-recurring items .

[LOGO]

Acquisition Comparables

Acquisition Comparables

Sponsor Involved Specialty Chemicals Acquisition Comparables

[CHART]

	Laporte	BF Goodrich	Cognis			Krayton	Resolution
Target	Selected	Performance	(Henkel)	Sigma-Kalon	Nalco	Polymers	performance	Celanese
	Businesses	Materials					Products

			Schroder		Blackstone /			Blackstone
Acquiror	KKR	AEA	Ventures/	Bain	Apollo / GS	TPG	Apollo	Groups
			GS Capital		Capital

EBITDA Margin	20%	19%	11%	10%	21%	15%	19%	10%

Transaction Value ($mm)	$1,181	$1,400	$2,338	$976	$4,217	$770	$894	$3,821

		Dynamit		AZ
Target	Polypore	Nobel	Borden	Electronic	British	Perstorp	GE Advanced
		Select	Chemical	Materials	Vista	AB	Materials
		Businesses		(Clariant)

Acquiror	Warburg	Rockwood	Apollo	Carlyle	TPG	PAI	Apollo
	Pincus					Partners

EBITDA Margin	31%	10%	11%	16%	9%	19%	27%

Transaction Value ($mm)	$1,146	$2,707	$1,200	$415	$1,282	$1,280	$3,800

Broader Specialty Chemicals Acquisition Comparables

[CHART]

Target	Degussa	Courtaulds	Morton	Witco	Celanese	Noveon

Acquiror	Hüls	Akzo	Rohm &	Crompton	Blackstone	Lubrizol
		Nobel	Haas	& Knowles	Group

EBITDA Margin	9%	12%	18%	12%	10%	18%

Transaction Value ($mm)	$5,760	$3,824	$4,857	$2,029	$3,821	$1,840

	Dynamit	UCB Surface	Great	Degussa
Target	Nobel Select	Specialities	Lakes	Construction	Engelhard	Uniqema
	Businesses			Chemicals

Acquiror	Rockwood	Cytec	Crompton	BASF	BASF	Croda

EBITDA Margin	10%	11%	11%	14%	9%	8%

Transaction Value ($mm)	$2,707	$1,866	$2,213	$3,210	$5,600	$756

Electronics Chemicals Acquisition Comparables

[CHART]

		Isola	Johnson		Enthone-	Dexter
Target	LeaRonal	Laminate	Matthey	Align-Rite	OMI	Electronics
		Systems	Electronics

Acquiror	Rohm &	Rütgers	Allied Signal	Photronics	Cookson	Loctite
	Haas					(Henkel)

EBITDA Margin	16%	11%	10%	28%	10%	15%

Transaction Value ($mm)	$424	$425	$655	$115	$503	$400

Arch
	Applied			AZ Electronic	Merck KGaA	Chemical
Target	Science &	ChemFirst	Ashland	Materials	Electronic	Micro-
	Techn.		Electronics	(Clariant)	Chemicals	electronic
					Unit	Materials
Business

Acquiror	MKS	DuPont	Air Products	Carlyle	BASF	Fuji Photo
	Instruments					Film Co.

EBITDA Margin	16%	14%	18%	16%	18%	10%

Transaction Value ($mm)	$244	$408	$300	$415	$352	$162

Printing Acquisition Comparables

[CHART]

Target	Polyfibron	PrimeSource
	Technologies	Corporation	Phoenix	Seven Worldwide

Acquiror	MacDermid	Fuji Photo Film	Continental	Schawk Inc.

EBITDA Margin	24%	3%	8%	5%

Transaction Value ($mm)	$294	$125	$709	$191

Target	Creo Inc.	VUTEK	Imagistics	Micro Inks	Southern Graphic
					Systems

Acquiror	Eastman Kodak	Electronics for Imaging	Océ	Huber Group	CVC

EBITDA Margin	8%	23%	19%	31%	20%

Transaction Value ($mm)	$902	$281	$783	$377	$410

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